UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

_________________________

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Inland Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 10, 2025

Dear Stockholder:

On behalf of Inland Real Estate Income Trust, Inc. (“Inland Income Trust” or the “Company”), I am pleased to announce a third quarter 2025 distribution of $0.1356 per share to stockholders of record as of September 30, 2025. This distribution was paid to stockholders on or around October 7, 2025.

Economic Update

The economic landscape continues to evolve amid market volatility, tariff policy developments, and cautious monetary policy. Marked by fluctuating conditions through the first half of the year, the S&P 500 entered record- high territory during the third quarter of 2025. The yield on the 10-year Treasury has hovered between 4.0 and 4.5 percent, reflecting a slowing economy, seen in increasing unemployment and slowing inflation. Inflation remains persistently above the Fed’s 2 percent target, registering 2.9 percent as of August. Meanwhile, the labor market is showing signs of softening, with declines in both labor demand and supply. The August jobs report revealed a mere 22,000 jobs added, and revised figures for previous months indicate flat job growth.

These conditions have led the Federal Reserve (Fed) to emphasize potential risks hidden behind headline numbers. On September 17, the Fed lowered the upper end of the federal funds rate to 4.25 percent, marking its first rate cut since December 2024. The 25-basis-point reduction spotlights the Fed’s growing concern over a weakening labor market, despite inflation remaining above target.

Portfolio Overview

As of June 30, 2025, the Inland Income Trust portfolio was comprised of 816 tenants and was 87 percent anchored or shadow-anchored by grocers. Amid ongoing shifts in consumer behavior and economic pressures, we believe that grocery-anchored shopping centers have remained a favored asset class due to their essential service nature and consistent foot traffic. In addition, back-to-school retail sales for K-12 students are expected to reach an estimated $39.4 billion this year, up from $38.8 billion in 2024, supporting a diverse mix of retailers. College students and their families plan to spend an average of $1,325 in 2025, bringing expected total back-to-college spending to $88.8 billion, up from $86.6 billion last year.i With a robust 91.6 percent occupancy rate across 52 retail centers as of June 30, 2025, the Inland Income Trust portfolio has continued to experience strong leasing activity.

Company Update

I would also like to provide an update regarding our Board of Directors’ (the Board’s) review of strategic alternatives. As previously announced on September 18, 2024, the Board initiated a review of strategic alternatives, including the sale of the Company. Since that time, broader capital markets have been volatile and uncertain – impacted by factors such as tariff announcements, ongoing debates over federal spending, and geopolitical developments.

Although no timeline has been set for completing the review, the Board remains engaged in the process. In addition to a potential sale, the Board may decide to suspend or terminate the review of strategic alternatives as well as consider and engage in other steps such as refinancing maturing mortgage debt and evaluating other sources of capital including joint venture arrangements. We appreciate your support as we navigate this complex environment.

Finally, our Annual Meeting of Stockholders is scheduled for Wednesday, November 19, 2025, at 2:00 pm Central Standard Time at our office located at 2901 Butterfield Road, Oak Brook, Illinois. All stockholders of record as of September 23, 2025 should have received a Notice of Internet Availability of Proxy Materials (Notice), which provides instructions on how to access proxy materials and vote online, or a full set of paper proxy materials, if requested.

Proxy materials are available on Inland Income Trust’s website at https://inland-investments.com/inland-income- trust and on the voting website referred to in the Notice. Stockholders may vote in person at the meeting or by proxy: (1) via the Internet; (2) by telephone with a proxy card at (800) 690-6903; or (3) by mail using the proxy card.

There are four items that stockholders are asked to vote on in this year’s proxy statement, including a non-binding advisory resolution concerning executive compensation and the frequency of the “Say on Pay” vote. The Board recommends that stockholders vote “FOR” each proposal. If voting by proxy, please do so as soon as possible to avoid additional Company expenses or meeting delays.

Thank you for your investment in Inland Income Trust. Should you have any questions, please contact your financial professional or our Investor Services team at 866-My-Inland (866-694-6526).

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mark Zalatoris

President and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "potential”, “may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear”, or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic, stock market and commercial real estate market conditions, competition with our tenants from internet businesses, the uncertainties of the ongoing review of strategic alternatives, including the sale of the Company, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

Trademarks

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for more than 50 years.

i National Retail Federation. Back-to-School Season Begins Early for Majority of Shoppers. July 15, 2025. https://nrf.com/media- center/press-releases/back-to-school-season-begins-early-for-majority-of-shoppers

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